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                                                                   EXHIBIT 10.6

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                         CHEMGENICS PHARMACEUTICALS INC.
                               One Kendall Square
                           Building 300 - Third Floor
                               Cambridge, MA 02139


                                                 November 27, 1996



To       American Home Products Corporation
         Acting Through Its
         Wyeth-Ayerst Laboratories Division
         Five Giralda Farms
         Madison, NJ 07940

         and Certain Other Stockholders of
         ChemGenics Pharmaceuticals Inc.


         Re:      Series E Preferred Stock

Ladies and Gentlemen:

         ChemGenics Pharmaceuticals Inc. (the "Company"), a Delaware corporation, agrees with you as follows:

                                    ARTICLE I
                       PURCHASE, SALE AND TERMS OF SHARES

         1.01. THE SERIES E PREFERRED STOCK. The Company has authorized the issuance and sale of up to an aggregate of 2,166,667 shares of its authorized but unissued Series E Convertible Preferred Stock, $.01 par value per share (the "Series E Preferred Stock") at a purchase price of $6.00 per share to American Home Products Corporation, a Delaware corporation, acting through its Wyeth-Ayerst Laboratories Division (the "Purchaser") and in the amounts and at such times as set forth in Section 1.03. The Company has also authorized the issuance and sale to the Purchaser of Shares of its Common Stock, $.001 par value per share (the "Common Stock"), in the amounts and under the circumstances set forth in Sections 1.03(b)(ii) and 1.03(c)(ii). The designation, rights, preferences and other terms and provisions of the Series E Preferred Stock are set forth in Exhibit A hereto.
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         1.02. THE CONVERSION SHARES. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights, other similar contractual rights of shareholders or any other rights to purchase such shares, a sufficient number of its authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Series E Preferred Stock. Any shares of Common Stock issuable upon conversion of the Series E Preferred Stock (and such shares when issued) are herein referred to as the "Conversion Shares". The shares of Series E Preferred Stock to be issued pursuant to this Agreement (the "Series E Preferred Shares"), the Conversion Shares and any Common Stock issued at the Second Closing and/or the Third Closing are collectively referred to as the "Shares".

         1.03. PURCHASE PRICE AND CLOSINGS. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase, that number of Series E Preferred Shares (or, as more particularly set forth below, shares of Common Stock) set forth below at three closings (the "First Closing," "Second Closing," and "Third Closing"). The aggregate purchase price of the Series E Preferred Shares or shares of Common Stock to be acquired by Purchaser is Thirteen Million Dollars ($13,000,000). Each closing of the purchase and sale of the Series E Preferred Stock or shares of Common Stock to be acquired by the Purchasers from the Company under this Agreement shall take place at a mutually agreeable location at 10:00 a.m. on the date set forth below, or at such time and date thereafter as the Purchasers and the Company may agree (the "Closings"). At each Closing, the Company will deliver to the Purchaser a certificate for the number of Series E Preferred Shares or shares of Common Stock to be purchased at such Closing registered in such Purchaser's name (or its nominee), against delivery of a check or checks payable to the order of the Company, or a transfer of funds to the account of the Company by wire transfer, representing the aggregate purchase price set forth below, as payment in full of the purchase price of the Shares.

                           (a) FIRST CLOSING. The First Closing shall take place simultaneously with the execution hereof. At the First Closing, the Purchaser shall purchase 833,334 Series E Preferred Shares for a total purchase price of $5,000,004.

                           (b) SECOND CLOSING. Subject to the condition set forth in Section 2.03 hereof and except as set forth in Section 1.03(d), the Second Closing shall take place at the later of (x) six months after the date hereof, or (y) five (5) business days after the satisfaction of the conditions set forth in Section 2.03 hereof. Except as set forth in Section 1.03(d), at the Second Closing: (i) if the IPO (defined below) has not taken place, the Purchaser shall purchase 833,333 Series E Preferred Shares for a total purchase price of $4,999,998; or (ii) if the IPO has taken place, the Purchaser shall purchase shares of Common Stock for a total purchase price of $4,999,998, the number of which shall be determined by dividing $4,999,998 by 115% of the Market Price (defined below) on the date of the Second Closing.


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                           (c) THIRD CLOSING. Subject to the condition set forth
         in Section 2.04 hereof and except as set forth in Section 1.03(d), the Third Closing shall take place at the later of (x) two years after the date hereof or (y) five (5) business days after the satisfaction of the conditions set forth in Section 2.04 hereof. Except as set forth in
         Section 1.03(d), at the Third Closing: (i) if the IPO (defined below) has not taken place, the Purchaser shall purchase 500,000 Series E Preferred Shares for a total purchase price of $3,000,000; or (ii) if the IPO has taken place, the Purchaser shall purchase shares of Common Stock for a total purchase price of $3,000,000, the number of which shall be determined by dividing $3,000,000 by 115% of the Market Price on the date of the Third Closing.

                           (d) Notwithstanding Section 1.03(b) and 1.03(c), (i) in the event the IPO has taken place within ninety (90) days prior to the date set forth in such Section for the Second Closing or the Third Closing, then the date of such Closing shall be postponed to the ninetieth (90th) day following the closing of the IPO, and (ii) in the event the Second Closing or the Third Closing takes place as part of the IPO, then the Purchaser shall purchase shares of Common Stock at the offering price of the IPO.

                           (e) As used herein, "Market Price" shall mean the average of the high and low trading prices of the Company's Common Stock as reported by the Wall Street Journal (or the principal stock exchange or interdealer quotation system on which the Company's Common Stock is quoted, if not regularly reported in the Journal) for each of the twenty trading days ending on the fifth trading day before each of the applicable Closings.

                           (f) As used herein, "IPO" shall mean the Company's first underwritten public offering of securities registered under the Securities Act of 1933 followed by listing with a national stock exchange or automated quotation system.

         1.04. USE OF PROCEEDS. The Company shall use the cash proceeds from the sale of the Series E Preferred Stock for working capital and general corporate purposes.

         1.05. REPRESENTATIONS BY THE PURCHASER.

                           (a) INVESTMENT REPRESENTATIONS. The Purchaser represents that it is its present intention to acquire the Shares to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The acquisition by the Purchaser of the Shares acquired by it shall constitute a confirmation of this representation by the Purchaser. The Purchaser is purchasing with its own funds and not with the funds of any pension or employee benefit plan. The Purchaser further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as

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         promulgated by the Commission or other applicable exemption from registration and/or the receipt by the Company of an opinion of counsel (which may be the inside corporate counsel of Purchaser) in a form reasonably acceptable to the Company, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended (the "Act") or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion of counsel satisfactory to the Company, of an exemption from registration thereunder."

                           (b) SOPHISTICATION AND KNOWLEDGE. The Purchaser or its representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser can bear the economic risks of this investment and can afford a complete loss of its investment.

                           (c) TRANSFER RESTRICTIONS IMPOSED BY SECURITIES LAWS. The Purchaser understands that: no state or governmental authority has made any finding or determination relating to the fairness of the terms of the investment in the Company proposed hereunder and the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; the Purchaser is and must be purchasing the Shares for investment for the account of the Purchaser and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, except as provided in Article V hereof; and Rule 144 or Rule 144A or other exemption under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

                           (d) LACK OF LIQUIDITY. The Purchaser has no present need for liquidity in connection with its purchase of the Shares.

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                           (e) SUITABILITY AND INVESTMENT OBJECTIVES. The
         purchase of the Shares by the Purchaser is consistent with the general investment objectives of the Purchaser. The Purchaser understands that the purchase of the Shares involves a high degree of risk in view of the fact that, among other things, the Company is a development stage enterprise, and there may never be an established market for the Company's capital stock.

                           (f) ACCREDITED INVESTOR STATUS. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                           (g) ACCESS TO INFORMATION. The Purchaser has had the opportunity to ask questions and receive answers from the officers and other employees of the Company regarding the terms and conditions of this Agreement, the transactions contemplated hereby (including, without limitation, its acquisition of Shares), as well as the affairs of the Company and related matters, and it has obtained such information and has had the opportunity to obtain additional information necessary to verify the accuracy of all information so obtained.

                           (h) CORPORATE REPRESENTATION. The Purchaser, as a corporation, represents and warrants that (i) the individual executing this Agreement on its behalf has been duly authorized to execute and deliver this Agreement; (ii) the signature of such individual is binding upon such corporation; (iii) the Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement; and (iv) the execution and delivery of this Agreement and the purchase of the Shares hereunder will not result in the violation of, constitute a breach or default under, or conflict with, any term or provision of the charter, bylaws or other governing document of the Purchaser or, to its knowledge, a material breach or default under any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.

                           (i) ADDITIONAL REPRESENTATIONS. The Purchaser understands that the Company is a research and development stage enterprise with limited resources. The Company is engaged and intends to engage in research activities which will require substantial funds which may not be available. For this and other reasons, the Company's prospects are highly speculative. Accordingly, the Purchaser acknowledges that it may lose its entire investment in the Company.

                                   ARTICLE II
                              CONDITIONS TO CLOSING

         2.01. CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of the Purchaser to purchase and pay for the Series E Preferred Shares to be purchased by it at each Closing is subject to the following conditions (all of which shall be deemed satisfied or waived by the

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Purchaser at or prior to a Closing in the event all of the transactions contemplated to be effected at the Closing are consummated and all or any of which in any case may be waived by the Purchaser prior to a Closing):

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct in all material respects on the date of the Closing, except in the case of the Second Closing and the Third Closing to the extent that conditions and facts have changed over time, which changes in conditions and facts shall be enumerated and disclosed in a certificate of a duly authorized officer of the Company delivered to Purchaser at or prior to each of the Second Closing and the Third Closing; provided, however, that the representations and warranties in Sections 3.01, 3.02 and 3.11 shall be true, accurate and correct in all material respects as of the Second Closing and the Third Closing and, with respect to the representations and warranties in Section 3.03, any requirement for any additional authorization, consent, approval, license, exemption of or filing or registration for the Second or Third Closing shall have been satisfied.

                  (b) DOCUMENTATION AT CLOSING. The Purchaser shall have received prior to or at the Closing all of the following materials, each in form and substance reasonably satisfactory to the Purchaser and its counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

                           (i) A copy of the Restated Certificate of Incorporation of the Company, as amended or restated to date, certified by the Delaware Secretary of State as of the most recent practical date, together with such evidence as is satisfactory to the Purchaser of the filing thereof; a copy of the resolutions of the Board of Directors providing for the approval of the Restated Certificate of Incorporation of the Company in the form attached as Exhibit A, the approval of this Agreement, the issuance of the Shares and all other agreements or matters contemplated hereby or executed in connection herewith; a copy of a consent of stockholders of the Company approving the Restated Certificate of Incorporation of the Company; and a copy of the By-laws of the Company, all of which have been certified by the Secretary of the Company to be true, complete and correct in every particular; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Series E Preferred Shares.

                           (ii) The favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, in the form set forth in Exhibit 2.02(b).

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Series E Preferred Stock or Common Stock to be

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         issued at the Closing and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                           (iv) A certificate of the President and the Treasurer of the Company stating that the condition set forth in Section 2.01(a) has been satisfied, and that all conditions required to be performed by the Company prior to or at the Closing have been performed as of the Closing.

                           (v) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement, the Series E Preferred Shares (or shares of Common Stock) and the other agreements and instruments executed and delivered by the Company in connection herewith and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Series E Preferred Stock and the other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                           (vi) A Certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Company and a certificate of the Secretary of State of each jurisdiction in which the Company is required to qualify to do business as a foreign corporation shall have been provided to the Purchaser.

                           (vii) Payment for the costs, expenses, taxes and filing fees identified in Section 8.04.

         2.02 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell to the Purchaser the Series E Preferred Shares to be sold at each Closing is subject to the following conditions:

                  (a) COLLABORATIVE RESEARCH AND LICENSE AGREEMENT. The Purchaser and the Company shall have entered into a Collaborative Research and License Agreement (the "Collaboration Agreement").

                  (b) STANDSTILL AGREEMENT. The Purchaser shall have entered into a Standstill Agreement in substantially the form attached hereto as Exhibit B.

         2.03 CONDITIONS APPLICABLE TO THE SECOND CLOSING. The obligation of the Purchaser to purchase and pay for Series E Preferred Shares or shares of Common Stock at the Second Closing is subject to the additional condition that two Accepted Targets shall have been approved by the JSC pursuant to Sections 1.0 and 2.2.1 of the Collaboration Agreement.


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         2.04 CONDITIONS APPLICABLE TO THE THIRD CLOSING. The obligation of the
Purchaser to purchase and pay for Series E Preferred Shares or shares of Common Stock at the Third Closing is subject to the additional condition that four Accepted Targets shall have been approved by the JSC pursuant to Sections 1.0 and 2.2.1 of the Collaboration Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as of the date hereof as follows:

         3.01. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and any other agreement to which it is a party hereunder, to issue, sell and deliver the Series E Preferred Shares or shares of Common Stock, to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

         3.02. CORPORATE ACTION. This Agreement and any other agreement to which it is a party hereunder have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         3.03. GOVERNMENTAL APPROVALS. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws, and the filing of the Restated Certificate of Incorporation (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, including but not limited to compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder, for the offer, issue, sale, execution or delivery of the Series E Preferred Shares or shares of Common Stock, or for the performance by the Company of its obligations under this Agreement.

         3.04. LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, Key Employee or the holder of more than ten percent (10%) of the capital stock of the Company

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relating to the Company or its business, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which it is reasonably likely that any such litigation, proceeding or investigation might properly be instituted. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of this Agreement, the Series E Preferred Stock or Common Stock, or any action taken or to be taken pursuant hereto or thereto.

         3.05. CERTAIN AGREEMENTS OF OFFICERS AND EMPLOYEES. To the Company's knowledge, no officer, employee or consultant of the Company is in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not subject the Company or the Purchaser to any material liability with respect to any of the foregoing matters.

         3.06. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Restated Certificate of Incorporation and By-laws, each as amended and/or restated to date, and in all respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject where noncompliance would have a material adverse affect on the business, assets, operations, or financial condition of the Company. The Company is in compliance in all respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject where noncompliance would have a material adverse affect on the business, assets, operations, or financial condition of the Company. Neither the execution, issuance and delivery of this Agreement or the Series E Preferred Shares or shares of Common Stock, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations where noncompliance with which would have a material adverse affect on the business, assets, operations, or financial condition of the Company.

         3.07. TITLE TO ASSETS, PATENTS. The Company has good and marketable title in fee to such of its fixed assets as are real property and purported to be owned, and good and merchantable title to all of its other assets, tangible and intangible, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those indicated in

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Exhibit 3.07. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

         The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business (i) as now operated and (ii) as now proposed to be operated (a complete list of licenses, contract rights and registrations of such Intellectual Property Rights has been delivered to the Purchaser in connection with this transaction); and the conduct of its business as now operated and as now proposed to be operated does not and is not expected to conflict with or infringe upon the intellectual property rights of others. Except as set forth on Exhibit 3.07, no claim is pending or threatened against the Company and/or, to the Company's knowledge, its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company or subject to any claim of infringement. Except pursuant to the terms of any licenses previously disclosed to the Purchaser in connection with this transaction, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company or otherwise has licensed from others the intellectual property rights of third parties, whether requiring the payment of royalties or not.

         The Company has taken reasonable measures in accordance with industry standards to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of inventions or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements in the Company's customary form. To the best knowledge of the Company, all trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential or proprietary information or techniques of any other person in the course of their work for the Company or is expected to use such secrets or information or techniques when conducting the business which the Company presently intends to conduct. The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Neither the Company, nor any of its employees or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation, there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. No university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company except as set forth in Exhibit 3.07.

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         3.08. TRANSACTIONS WITH AFFILIATES. Except as set forth in Exhibit 3.08 there are no material leases, royalty agreements or other continuing transactions, other than in the ordinary course of business, between (a) the Company or, to the Company's best knowledge, any of its customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Person owning five percent (5%) or more of the capital stock of the Company, or to the Company's knowledge, any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

         3.09. INDEBTEDNESS; ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has no Indebtedness except as set forth in Exhibit 3.09. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person except as set forth in Exhibit 3.09.

         3.10. INVESTMENTS IN OTHER PERSONS. The Company has not made any loans or advances in excess of $100,000 in the aggregate to any Person which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not have, and has not since its incorporation had, any Subsidiaries.

         3.11. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Series E Preferred Shares or shares of Common Stock hereunder. Neither the Company nor anyone authorized to act on its behalf has or will sell, offer to sell or solicit offers to buy the Series E Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Series E Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

         3.12. DISCLOSURE. Neither this Agreement, nor any other written agreement or financial statement, furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or that there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, prospects, operations, Intellectual Property Rights, affairs or financial condition of the Company.

         3.13. CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the Closing, the Company will have a total authorized capitalization consisting of (i) 33,866,667 shares of Common Stock, $.001 par value and (ii) 13,441,667 shares of preferred stock, $.01 par value ("Preferred Stock"), of which 6,400,000 shares will be designated as Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock"), 1,100,000 shares will be designated as Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"), 775,000 shares will be designated as Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), 3,000,000 shares will be designated as Series D Convertible Preferred Stock, $.01 par value ("Series D Preferred Stock") and 2,166,667 shares will be designated as Series E Convertible Preferred Stock. As of the Closing, 11,334,279 shares of Common Stock will be issued and outstanding, 6,150,732 shares of Series A Preferred Stock will be issued and outstanding, 1,063,366 shares of Series B Preferred Stock will be issued and outstanding, 767,739 shares of Series C Preferred Stock will be issued and outstanding 3,000,000 shares of Series D Preferred Stock will be issued and outstanding and 833,334 shares of Series E Preferred Stock will be issued and outstanding. A complete list of the capital stock of the Company which has been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company has been provided to the Purchaser. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Series E Preferred Shares or shares of Common Stock when issued and delivered in accordance with the terms hereof, and the Conversion Shares, when issued and delivered upon conversion of the Series E Preferred Shares, will be duly authorized, validly issued, fully-paid and non-assessable. Except for 2,964,400 shares of Common Stock that are reserved for issuance upon exercise of stock options, 4,896,335 shares of Common Stock that are reserved for issuance upon the exercise of Warrants held by PerSeptive Biosystems, Inc. (the "PBIO Warrants"), 177,083 shares of Series A Preferred Stock that have been reserved for issuance upon exercise of Warrants issued or to be issued to Comdisco, Inc. (the "Comdisco Leasing Warrants"), the shares of Common Stock reserved for issuance upon the conversion of the currently outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and upon the conversion of the shares of Series A Preferred Stock which may be issued upon exercise of the Comdisco Leasing Warrants, all as further set forth in Exhibit 3.13, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. None of the Company's outstanding securities or authorized capital stock, including the Series E Preferred Stock, are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other Person, except pursuant hereto, or as set forth on Exhibit 3.13. Except as set forth in Exhibit 3.13, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

         3.14. MATERIAL AGREEMENTS. Except as set forth in Exhibit 3.14, the Company is not a party to any material written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, or any other material agreement which could adversely affect the business, assets, liabilities, Intellectual Property Rights, financial condition or operations of the Company. The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default in any material respect under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. Each of the contracts or agreements set forth in Exhibit 3.14 is in full force and effect with no default, anticipated or threatened material default or material failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company has provided any notice of default or of its intention to terminate these agreements.

         3.15. ABSENCE OF CERTAIN DEVELOPMENTS. The Company is not a party to any written or material oral contract or instrument or other corporate restriction which individually or in the aggregate is reasonably likely to adversely affect the business, prospects, financial condition, operations, Intellectual Property Rights, property or affairs of the Company. The Company has no liability or obligation, whether absolute, contingent, or otherwise, except for those incurred in the ordinary course.

         3.16. ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health in any material respect, and to the best of its knowledge after due investigation, no material expenditures will be required in order to comply with any such statute, law or regulation except in the ordinary course of doing business.

         3.17. U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

         For purposes of this Article IV, and of Articles V and VI, (a) the term "Purchaser" or "Purchasers" also shall mean and include the Purchasers as defined in the Series A and B Agreement, the Series C Agreement and the Series D Agreement, (b) the term "Shares" also shall mean and include the shares of Series A Preferred Stock and Series B Preferred Stock issued pursuant to the Series A and B Agreement, the shares of Series C Preferred Stock issued pursuant to the Series C Agreement, the shares of Series D Preferred Stock issued pursuant to the Series D Agreement, and shares of Common Stock issuable upon conversion thereof and (c) the term "Conversion Shares" also shall mean and include the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. The following provisions supersede and amend and restate in their entirety the covenants of the Company set forth in Article IV of the Series D Agreement. American Home Products Corporation, acting through its Wyeth-Ayerst Laboratories Division, in its capacity as Purchaser hereunder, and certain of the Purchasers, in their capacity as holders of at least 60% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, hereby consent to the amendment and restatement of such covenants and agree that the following provisions shall supersede and amend and restate in their entirety the provisions of Article IV of the Series D Agreement.

         4.01. AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 4.01 are waived in any instance by either (i) a majority of the Investor Directors or
(ii) the holders of at least 60% of the outstanding shares of Serial Preferred Stock, the Company covenants and agrees that until the consummation of a Qualified Public Offering, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                           (a) BUDGETS APPROVAL. At least thirty (30) days prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of two-thirds of the members of the Board of Directors, a strategic plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year, and including a summary of proposed research and development activities for the forthcoming year, the status and proposed activities for any joint venture or other licensing arrangements with third parties, including pharmaceutical companies, universities, hospitals and others.

                           (b) NEW DEVELOPMENTS. Cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company's or any Subsidiary's employees or consultants to be documented in accordance with industry practice and, where possible and appropriate, to file and prosecute United States and foreign patent, copyright, trademark, or other Intellectual Property Right applications relating to and protecting the Company's inventions, discoveries or developments on behalf of the Company or any Subsidiary.

                           (c) AGREEMENTS OF OFFICERS AND EMPLOYEES. Cause each employee of the Company or any Subsidiary now or hereafter employed to execute and deliver nondisclosure and assignment of inventions agreements (in the Company's customary form or agreements otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors) and cause each Key Employee of the Company or any Subsidiary hereafter employed to execute and deliver non-competition, nondisclosure and assignment of inventions agreements (in the Company's customary form or agreements otherwise approved by the Board of Directors of the Company, including a majority of the Investor Directors), and use its best efforts to cause all consultants of the Company involved in the design, review, evaluation or development of inventions or Intellectual Property Rights to execute and deliver nondisclosure and assignment of inventions agreements (in the Company's customary form or agreements otherwise approved by the Board of Directors, including a majority of the Investor Directors). The Company shall not amend or waive any of the material provisions of such agreements.

                           (d) BY-LAWS; MEETINGS AND INDEMNIFICATION. The Company shall at all times cause its By-laws to provide that, (A) unless otherwise required by the laws of the state of its incorporation, (i) any two directors or (ii) any holder or holders of at least 25% of the outstanding shares of Preferred Stock, voting as a separate class, shall have the right to call a meeting of the Board of Directors or stockholders, respectively, and (B) a quorum for a meeting of the Board of Directors or any Committee thereof of which an Investor Director is a member shall require the attendance of at least two Investor Directors. The Company shall at all times maintain provisions in its By-laws or Restated Certificate of Incorporation indemnifying all directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

                           (e) EXPENSES OF DIRECTORS. Promptly reimburse in full each director of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

                           (f) SIZE OF BOARD. Fix and maintain the number of Directors on the Board of Directors of the Company at no more than nine
         (9) members, including Barry A. Berkowitz, four (4) representatives of the holders of Serial Preferred Stock and one (1) member designated by the chief executive officer of the Company.

                           (g) RULE 144A INFORMATION. At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will provide as promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of any Purchaser or a prospective buyer of Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, as promptly as practicable (in any event not later than twenty (20) days after initial request) to cooperate with and assist any Purchaser or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this Section 4.01(g) shall at all times be contingent upon the relevant Purchaser's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such purchaser in evaluating the purchase of the Shares.

                           (h) STOCK PLAN. The Company has created a stock option plan and currently has reserved an aggregate of 3,000,000 options for the purchase of Common Stock for issuance to employees, officers and consultants of the Company and to members of the Company's Scientific Advisory Board. All options to be granted (or stock issued directly) under any stock plan or otherwise shall vest and become exercisable in such manner as shall be approved by a majority of the Board of Directors and shall be subject to a right of refusal of the Company, unless otherwise approved by a majority of the Board of Directors including a majority of the Investor Directors.

                           (i) MEETINGS OF DIRECTORS AND COMMITTEES. Hold meetings of the Company's Board of Directors not less than on a quarterly basis.

         4.02. NEGATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees that until the consummation of a Qualified Public Offering, it will comply with and observe the following negative covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not without (i) the written consent or written waiver of the holders of at least 60% of the outstanding shares of the Serial Preferred Stock or (ii) a majority of the members of the Board of Directors including a majority of the Investor Directors:

                           (a) DEALINGS WITH AFFILIATES. Enter into any material transaction, including, without limitation, any loans or extensions of credit or other agreements with any employee, consultant, officer or director of the Company or any Subsidiary or holder of five percent (5%) of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families, on terms less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties except in the case of any transaction or series of transactions entered into in the ordinary course of business, so long as such transactions are approved by the disinterested members of Board of Directors. The Company has entered into certain agreements with Barry Berkowitz and with William Timberlake set forth on Exhibit 3.08.

                           (b) ISSUANCE OF EQUITY SECURITIES. Authorize or issue, or obligate itself to issue, any additional shares of capital stock of the Company of any class (including any options, warrants or other rights to purchase capital stock), provided, however, that the provisions of this Section 4.02(b) shall not apply to the issuance of:
         (i) the Conversion Shares; or (ii) up to 3,000,000 shares of Common Stock or options, warrants or other rights exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary (including members of the Scientific Advisory Board) pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, equity arrangements, agreements or plans approved by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors); or (iii) the Comdisco Leasing Warrants, shares of Series A Preferred Stock issued upon exercise of the Comdisco Leasing Warrants or shares of Common Stock issued upon conversion of shares of Series A Preferred Stock issued upon exercise thereof.

                           (c) TRANSFERS OF TECHNOLOGY. Transfer, sell, dispose of, encumber, pledge, grant a lien on or security interest in, assign, lease, license or donate any ownership or interest in, or material rights relating to, any of its technology, or other Intellectual Property Rights to any person or entity which is not a member of the "consolidated group" of the Company and its Subsidiaries; provided, however, that this Section shall not apply to licenses of technology or Intellectual Property Rights accomplished in the ordinary course of the Company's business or pursuant to the express terms of the agreements entered into with Wyeth-Ayerst Laboratories on the date hereof.

                           (d) RESTRICTIONS ON INDEBTEDNESS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, incur, create, or assume any Indebtedness other than trade debt, loans to employees in an annual aggregate amount not to exceed $150,000 and property leases, all as approved by the Board of Directors, including a majority of the Investor Directors.

                           (e) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                           (f) AMENDMENTS. Amend the Restated Certificate of Incorporation or By-laws of the Company.

         4.03. REPORTING REQUIREMENTS. Until the consummation of the Initial Public Offering, the Company will furnish the following to each Person who is the holder of not less than 5% of the Shares:

                           (a) MONTHLY REPORTS: as soon as available and in any event within 45 days after the end of each calendar month, balance sheets, statements of income and retained earnings and a summary statement of monthly cash flow and expenses of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or plan, prepared in accordance with generally accepted accounting principles consistently applied;

                           (b) ANNUAL REPORTS: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by the Board of Directors including a majority of the Investor Directors;

                           (c) BUDGETS AND OPERATING PLAN: as soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a strategic plan and monthly and quarterly operating budgets for the forthcoming fiscal year, and as soon as available and in any event within 30 days after the end of each calendar month, monthly comparisons against the business plan and monthly operating budgets (including a summary of proposed research and development activities, and the status and proposed activities for any joint venture or other licensing arrangements with any third party).

                           (d) NOTICE OF ADVERSE CHANGES: promptly after the occurrence thereof and in any event within five (5) business days after it becomes aware of each occurrence, notice of any material adverse change in the business, assets, Intellectual Property Rights, management, licensing activities, operations or financial condition of the Company; and

                           (e) REPORTS AND OTHER INFORMATION: promptly upon receipt, publication, commencement or occurrence provide to each Purchaser copies of all material consulting reports, notices of all material actions, suits or proceedings, copies of all accountant's reviews, and reports to management, and such other information as the Company shall make available to its directors or stockholders or the Purchasers shall reasonably request.

         4.04. NO SALE OF ADDITIONAL SERIES E PREFERRED STOCK. The Company covenants with the Purchaser that it will not sell any Series E Preferred Stock to any party other than American Home Products Corporation, without the prior written consent of American Home Products Corporation.

                                    ARTICLE V
                               REGISTRATION RIGHTS

         The following provisions supersede and amend and restate in their entirety the provisions regarding registration rights set forth in Article V of the Series D Agreement. The Purchasers, in their capacity as Purchasers of Shares and certain of the Purchasers in their capacity as holders of at least 60% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock hereby consent to the amendment and restatement of such registration rights and agree that the following provisions shall supersede and amend and restate in their entirety the provisions of Article V of the Series D Agreement.

         5.01. "PIGGY-BACK" REGISTRATIONS. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Qualified Public Offering, the Initial Public Offering or a demand for registration of any stockholder of the Company other than the Purchasers) any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents or otherwise relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to each holder of Registrable Shares, including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within ten (10) business days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered.

         If, in connection with any offering involving an underwriting, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such holder has requested inclusion pursuant hereto as may reasonably be determined by the managing underwriters; provided, however, as between the Company, other stockholders holding contractual registration rights, and the holders of Registrable Shares, in no event shall the Registrable Shares included in such offering be limited to less than twenty-five percent (25%) of the aggregate shares offered. Any inclusion of Registrable Shares in the offering, when the managing underwriter has so limited the number of Registrable Shares that may be included in the offering, shall be allocated pro rata among the holders of Registrable Shares (or their permitted assigns) seeking to include such shares and the holders of other registration rights seeking to include their shares, in proportion to the number of Registrable Shares (whether or not such shares are sought to be included in such offering) held by such persons. No incidental right under this Section 5.01 shall be construed to limit any registration required under Section 5.02. The obligations of the Company under this Section
5.01 with respect to any offering may be waived at any time upon the written consent of holders of sixty percent (60%) in interest of the Registrable Shares who are participating in such offering and this Section 5.01 shall expire on the seventh anniversary following the consummation of an Initial Public Offering or, if earlier, as set forth in Section 5.15. The Company shall have the right to withdraw any registration initiated by it pursuant to Section 5.01.

         5.02. REQUIRED REGISTRATIONS. If on any three occasions (providing the offering is consummated) one or more holders of at least 60% of the Registrable Shares shall notify the Company in writing that it or they desire to offer or cause to be offered for public sale at least thirty percent (30%) of the Registrable Shares, the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within fifteen (15) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible on Form S-1 or Form SB-2 or their respective successor registration statement forms. The Company shall not be required to effect more than two registrations pursuant to this Section 5.02 (providing the offering is consummated). If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 5.02, such registration shall be deemed to have been a "piggy back" registration under Section 5.01, and not a "demand" registration under this Section 5.02 if the holders of Registrable Shares are unable to include in any such registration statement at least eighty-five percent (85%) of the Registrable Shares initially requested for inclusion in such registration statement. The Company shall not be required to effect a registration pursuant to this Section 5.02 unless the minimum market value of any offering and registration of Registrable Shares made pursuant thereto is at least $3,000,000, before calculation of underwriting discounts and commissions. The holders of Registrable Shares may not exercise their rights under this Section 5.02 until the earlier to occur of (i) thirty-six (36) months following the date of the Closing or (ii) 180 days after the effectiveness of any registration statement covering the Initial Public Offering. No request for registration under this Section 5.02 may be made within the one hundred and eighty day period after the effective date of a registration statement filed by the Company or for a period of sixty (60) days while the Company is actively in the process of preparing a registration statement. The Company shall have the right to delay any registration under this section for up to 90 days if the Company's Board of Directors reasonably determines such delay is necessary in view of the Company's current circumstances.

         5.03. REGISTRATIONS ON FORMS S-2 OR S-3. In addition to the rights provided the holder of Registrable Shares in Sections 5.01 and 5.02 above, if the registration of Registrable Shares under the Securities Act can be effected on Forms S-2 or S-3 (or any similar form promulgated by the Commission), then upon the written request of one or more holders of a majority of the Registrable Shares, the Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Forms S-2 or S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 5.03 unless the market value of the Registrable Shares to be sold in any such registration shall be estimated to be at least $1,000,000 at the time of filing such registration statement before calculation of underwriting discounts and commissions, and further provided that the Company shall not be required to effect more than two (2) registrations during any twelve (12) month period pursuant to this Section 5.03 and six (6) registrations in the aggregate under this Section 5.03. No request for registration under this Section 5.03 may be made within the one hundred and eighty day period after the effective date of a registration statement filed by the Company or for a period of sixty (60) days while the Company is actively in the process of preparing a registration statement.

         5.04. EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or six months in the case of any registration relating to Registrable Shares pursuant to Section 5.02 or 5.03) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus contained in any such registration statement as it may reasonably request. For a period not to exceed 60 days, the Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel, reasonably believes

                           (a) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering of the Company's securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or
         (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                           (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         5.05. INDEMNIFICATION OF HOLDER OF REGISTRABLE SHARES. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of Registrable Shares (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by any such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

         Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, shall notify the Company in writing of the commencement thereof (provided, that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder, except to the extent prejudiced by such failure) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may
be) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

         Such holder of Registrable Shares, any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. At any time, any holder of Registrable Shares may select separate counsel and assume its own legal defense with the expenses and fees of such separate counsel and other expenses related to such separate counsel to be borne by such holder electing separate counsel. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this
Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Article V, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.05 provides for indemnification in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         The indemnities provided in this Section 5.05 shall survive the transfer of any Registrable Shares by such holder.

         5.06. INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in such registration.

         Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company shall notify such holder of Registrable Shares in writing of the commencement thereof (provided, that failure to so notify such holder shall not relieve such holder from any liability it may have hereunder, except to the extent prejudiced by such failure), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the

Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such action effected without such holder's written consent.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company, its officers, directors or controlling persons ("Company Indemnitees") exercising its rights under this Article V, makes a claim for indemnification pursuant to this Section 5.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 5.06 provides for indemnification, in such case, then, the Company Indemnitees and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company Indemnitees on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company Indemnitees on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Indemnitees on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case,
(A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         5.07. EXCHANGE ACT REGISTRATION. If the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Serial Preferred Stock on any national securities exchange and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of, the Common Stock. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections ; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

         5.08. SPECIFIC PERFORMANCE. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

         5.09. FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                           (a) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Registrable Shares;

                           (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                           (c) Furnish to each selling holder a signed counterpart, addressed to the selling holders, of

                                  (i) opinions of counsel for the Company, dated
                           the effective date of the registration statement, and covering such matters as are required by the Securities Act and such matters as may reasonably be requested by the underwriters, and

                                  (ii) "comfort" letters signed by the Company's
                           independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, as the Company is required to deliver or cause the delivery of to the underwriters in an underwritten public offering of securities;

                           (d) Permit each selling holder of Registrable Shares who holds not less than 5% of the Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, after reasonable advance notice and without undue interference with the operation of the Company's business;

                           (e) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                           (f) Cooperate with the underwriters with respect to all road shows and other marketing activities as may be reasonably requested by such underwriters;

                           (g) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc; and

                           (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         Whenever under the preceding Sections of this Article V the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares, (ii) convert all shares of Preferred Stock included in any registration statement to shares of Common Stock, such conversion to be effective at the closing of such offering pursuant to such registration statement, and (iii) if the offering is underwritten, execute an underwriting agreement containing customary conditions.

         5.10. EXPENSES. In the case of each registration effected under Section 5.01, 5.02 or 5.03, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue

Sky" fees and expenses and the reasonable fees and disbursements (such fees not to exceed $25,000 for any registration) of one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts or transfer taxes attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares, or the fees and expenses of more than one counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Article V which is withdrawn, delayed or abandoned by the Company, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by a holder of Registrable Shares to be included in such registration.

         5.11. APPROVAL OF UNDERWRITER. Any managing underwriter engaged in any registration made pursuant to Section 5.02 shall be a nationally recognized firm requiring the approval in writing of the holders of 60% of the Registrable Shares requesting such registration.

         5.12. TRANSFERABILITY. For all purposes of Article V of this Agreement, the holder of Registrable Shares shall include not only the Purchasers but also
(i) any assignee or transferee of the Registrable Shares who acquires the lesser of (x) seven and one-half percent (7.5%) of the Registrable Shares or (y) all of the Registrable Shares held by the Purchaser provided that the Purchaser holds and transfers to the assignee or transferee at least three percent (3%) of the Registrable Shares and who is not a competitor of the Company, or (ii) any general or limited partner or any officer or director of any Purchaser or their affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representatives; provided, however, that such assignee or transferee agrees in writing at the time it acquires such shares to be bound by all of the provisions of this Agreement, including, without limitation, Section 5.13 hereof.

         5.13. "LOCK-UP" AGREEMENT. As long as such holder has any rights with respect to registration of its Registrable Shares hereunder, each holder of Registrable Shares shall agree, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it for up to a 180-day period following the effective date of a registration statement filed pursuant to any public offering (other than shares sold pursuant to such registration statement), provided that:

                         (a) All holders of Registrable Shares, any other security holders whose securities are included in such registration statement, and all officers, directors and Key Employees of the Company shall also enter into similar agreements.

         Such "lock-up" agreement shall be in writing and in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restrictions until the end of said 180-day period. No holder of Registrable Shares shall be so restricted unless all holders are similarly and proportionately restricted.

         5.14. MERGERS, ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Article V of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchasers would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 5.14 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

         5.15. TERMINATION; FURTHER REGISTRATION RIGHTS. Notwithstanding any other term or provision of this Article V, at such time as any Purchaser or transferee owning less than 2% of the outstanding Common Stock of the Company (on an as-converted basis) is free to sell the Registrable Shares without registration pursuant to Rule 144(k) of the Securities Act, all rights and obligations of such Purchaser as to such Registrable Shares under Sections 5.01,
5.02 and 5.03 of this Article V shall terminate. The Company shall not grant to any third party any registration rights so long as any of the registration rights under this Agreement remains in effect without the consent of the holders of 60% of the then outstanding Registrable Shares.

                                   ARTICLE VI
                             RIGHT OF FIRST REFUSAL

         The following provisions supersede and amend and restate in their entirety the provisions regarding rights or first refusal set forth in Article VI of the Series D Agreement. The Purchaser, in its capacity as Purchaser hereunder and certain of the Purchasers in their capacity as holders of at least 60% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, hereby consent to the amendment and restatement of such rights of first refusal and agree that the following provisions shall supersede and amend and restate in their entirety the provisions of Article VI of the Series D Agreement. In addition, the Purchasers, in their capacity as holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, hereby consent to the transactions contemplated by this Agreement, and waive their respective rights to purchase shares of Series E Preferred Stock on the terms set forth in this Agreement.

         6.01. RIGHT OF FIRST REFUSAL. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of Preferred Stock, (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any interest relating to such equity or debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to those Purchasers then holding capital stock of the Company as follows: The Company shall offer to sell to each Purchaser (a) that portion of the Offered Securities as the number of shares of Preferred Stock (on an as-converted basis) and Conversion Shares then held by a Purchaser bears to the total number of outstanding shares of capital stock of the Company including the shares issuable upon conversion of the Preferred Stock (the "Basic Amount"), and (b) such additional portion of the Offered Securities as such Purchaser shall indicate it will purchase should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchasers (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer. This right of first refusal shall only apply to Purchasers who hold at least 5% of the then total outstanding shares of Preferred Stock or Conversion Shares, to the Company Friends provided that they continue to own the shares of Preferred Stock owned by them after giving effect to the transactions contemplated by this Agreement and to the Bessemer Purchasers holding in the aggregate at least 5% of the then outstanding shares of Preferred Stock or Conversion Shares.

         6.02. NOTICE OF ACCEPTANCE. Notice of each Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Purchaser's Basic Amount as such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Purchaser shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total Offered Securities, then each Purchaser who has set forth Undersubscription Amounts in its Notice of Acceptance shall purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

         6.03.    CONDITIONS TO ACCEPTANCES AND PURCHASE.

                           (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the Purchasers in respect of all the Offered Securities, the Company shall have ninety
         (90) days from the end of said 20-day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                           (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then each Purchaser shall reduce the number of shares or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction,
         (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.01.

                           (c) CLOSING. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities in a customary form reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

         6.04. FURTHER SALE. In each case, any Offered Securities not purchased by the Purchasers or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchasers under the procedures specified in Sections 6.01, 6.02 and 6.03.

         6.05. TERMINATION AND WAIVER OF RIGHT OF FIRST REFUSAL. The rights of the Purchasers under this Article VI may be waived only upon the prior written consent of the holders of 60% of the outstanding shares of Serial Preferred Stock and shall terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned on the consummation of the Initial Public Offering.

         6.06. EXCEPTION. The rights of the Purchasers under this Article VI shall not apply to:

                           (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                           (b) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

                           (c) Conversion Shares;

                           (d) up to 3,000,000 shares of Common Stock, or options or warrants exercisable therefor (including 2,200,000 granted prior to the date hereof), issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary (including members of the Scientific Advisory Board) pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, warrants, equity arrangements, agreements or plans approved by two-thirds of the members of the Board of Directors of the Company (including a majority of the Investor Directors);

                           (e) up to 177,083 shares of Series A Preferred Stock issued pursuant to the Comdisco Leasing Warrants, and shares of Common Stock issued upon conversion of such shares; or

                           (f) shares of capital stock or options or warrants therefor, to be issued to equipment leasing organizations in connection with any equipment leasing arrangements to which the Company is a party and which have been approved by the Board of Directors including a majority of the Investor Directors; or

                           (g) shares of capital stock issued in connection with a merger or acquisition approved by the Board of Directors including a majority of the Investor Directors; or

                           (h) up to 4,896,335 shares of Common Stock to be issued pursuant to warrants held by PerSeptive Biosystems, Inc.

         Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

         In addition to amendments pursuant to Section 8.02, the provisions regarding Notice of Offer, Notice of Acceptance and all other provisions provided for in Section 6.01 through 6.03 and 6.06 may be waived or amended by those Purchasers holding at least 60% of the outstanding shares of Serial Preferred Stock who have elected to exercise their rights under this Article VI to participate in any financing with respect to a transaction effected under this Article for the purpose of effecting a transaction on a more expeditious basis.

                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS

         7.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "ACCREDITED INVESTOR" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

               "AGREEMENT" means this Series E Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

               "BASIC AMOUNT" shall have the meaning assigned to that term in
Section 6.01.

               "BESSEMER PURCHASERS" shall mean those Purchasers (as defined in Article IV) other than Technology Leaders L.P., Technology Leaders Offshore C.V., Bessemer Venture Partners III L.P., Morgan Holland Fund II L.P., Gilde Investment Fund B.V., Comdisco, Inc., Wyeth-Ayerst Laboratories and the Company Friends.

               "BOARD OF DIRECTORS" means the board of directors of the Company as constituted from time to time.

               "CLOSING" shall have the meaning assigned to that term in Section 1.03.

               "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

               "COMMON STOCK" includes (a) the Company's Common Stock, $.001 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) (except for Preferred Stock) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Restated Certificate of Incorporation, be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  "COMPANY" means ChemGenics Pharmaceuticals Inc., a Delaware corporation, and its successors and assigns.

                  "COMPANY FRIENDS" means Barry A. Berkowitz, Robert W. Morgan, Gary Takata and J. Robert Scott, Inc. in their capacity as Purchasers under this Agreement.

                  "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

                  "CONVERSION SHARES" shall have the meaning assigned to that term in Section 1.02 of this Agreement (except as otherwise provided in Article IV hereto).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                  "INDEBTEDNESS" means (i) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

                  "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock of the Company and offered on a "firm commitment" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, SB-2, Form S-18 or their then equivalents.

                  "INTELLECTUAL PROPERTY RIGHTS" means any and all, whether domestic or foreign, patents, patent applications, patent rights, trade secrets, confidential business information, formula, biological or chemical processes, compounds, cell lines, fungi, yeast, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, trademarks, trademark rights, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

                  "INVESTOR DIRECTORS" means those directors of the Company who are representatives of the holders of Serial Preferred Stock.

                  "KEY EMPLOYEE" means and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President or Director of any functional area such as research and development, engineering, technology, sales and marketing, finance and administration or any other individual so designated by the Board of Directors of the Company or by including a majority of the Investor Directors.

                  "NOTICE OF ACCEPTANCE" shall have the meaning assigned to that term in Section 6.02.

                  "OFFER" shall have the meaning assigned to that term in
Section 6.01.

                  "OFFERED SECURITIES" shall have the meaning assigned to that term in Section 6.01.

                  "PERSON" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PREFERRED STOCK" shall have the meaning assigned to that term in Section 3.13.

                  "PURCHASER" and "PURCHASERS" shall have the meaning assigned to that term in Section 1.01 of this Agreement (except as otherwise provided in Article IV hereto) and shall include the original Purchasers and also any permitted transferee.

                  "QUALIFIED PUBLIC OFFERING" means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate gross proceeds to the Company exceed $9,000,000 and in which the price per share of such Common Stock equals or exceeds

$5.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

                  "REFUSED SECURITIES" shall have the meaning assigned to that term in Section 6.03.

                  "REGISTRABLE SHARES" shall mean and include (i) the Conversion Shares; (ii) shares of Common Stock which are or may be acquired by any Purchaser upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock currently held by the Purchasers (as defined in Article IV) and (iii) the shares of capital stock of the Company acquired by the Purchasers (as defined in Article IV) pursuant to
Article VI hereof or any shares of capital stock of the Company acquired after the date hereof by any such Purchaser, including shares of Common Stock issuable on the conversion of other securities acquired by the Purchasers pursuant to
Article VI hereof or otherwise; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or upon any transfer other than as permitted under Section 5.12 hereof. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include the Conversion Shares (as defined in Article IV) even if such conversion has not yet been effected.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                  "SERIAL PREFERRED STOCK" means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, voting together as a single class.

                  "SERIES A AND B AGREEMENT" mean the Series A and Series B Preferred Stock Purchase Agreement, dated as of January 11, 1994, between the Company and certain stockholders of the Company.

                  "SERIES C AGREEMENT" means the Series C Preferred Stock Purchase Agreement, dated July 27, 1994, between the Company and certain stockholders of the Company.

                  "SERIES D AGREEMENT" means the Series D Preferred Stock Purchase Agreement, dated February 9, 1995, between the Company and certain stockholders of the Company.

                  "SERIES A PREFERRED STOCK" shall have the meaning assigned to that term in Section 3.13.

                  "SERIES B PREFERRED STOCK" shall have the meaning assigned to that term in Section 3.13.

                  "SERIES C PREFERRED STOCK" shall have the meaning assigned to that term in Section 3.13.

                  "SERIES D PREFERRED STOCK" shall have the meaning assigned to that term in Section 3.13.

                  "SERIES E PREFERRED SHARES" shall have the meaning assigned to that term in Section 1.02.

                  "SHARES" means, collectively, the Series E Preferred Shares and the Conversion Shares (except as otherwise provided in Article IV hereto).

                  "SUBSIDIARY" or "SUBSIDIARIES" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                  "UNDERSUBSCRIPTION AMOUNT" shall have the meaning assigned to that term in Section 6.01.

                  "VOTING AND CO-SALE AGREEMENT" shall mean the Second Amended and Restated Voting and Co-Sale Agreement, dated as of February 9, 1995, between the Company and certain shareholders.

         7.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         8.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least 60% of the outstanding shares of Series E Preferred Stock and/or Conversion Shares issued upon conversion thereof and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided, (a) that only the consent in writing from the Company and the holder or holders of at least 60% of the outstanding shares of Serial Preferred Stock and/or shares of Common Stock issued upon conversion thereof (including, but not limited to, the Conversion Shares) shall be required to change, terminate, amend or add to the provisions of Articles IV, V and VI hereto unless the effect of such change, termination, amendment or addition is adverse to the rights of holders of Series E Preferred Stock in a manner different from the effect on the holders of other series of Serial Preferred Stock and (b) that no change, amendment or addition to the provisions of Section
5.13 hereto shall be binding upon any holder of shares of Serial Preferred Stock and/or shares of Common Stock issued upon conversion thereof (including, but not limited to, the Conversion Shares), unless such holder consents in writing to such change, amendment or addition and, provided, further, that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the holders of which is required under this Section 8.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.03. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and delivered to each applicable party at the address set forth on page 1 hereof or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

                  If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

                  All such notices, requests, demands and other communications shall be considered to be delivered when actually delivered at the foregoing address of the party to be notified.

         8.04. COSTS, EXPENSES AND TAXES. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Series E Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         8.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least 60% of the outstanding shares of Series E Preferred Stock except that with respect to Articles IV, V and VI, the prior written consent only of the holders of at least 60% of the shares of Serial Preferred Stock shall be required, unless such delegation or assignment affects the rights of holders of Series E Preferred Stock in a manner different from the effect on the rights of holders of other series of Series Preferred Stock.

         8.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         8.07. PRIOR AGREEMENTS. This Agreement, the terms of the Series E Preferred Stock, and the Standstill Agreement executed and delivered herewith constitute the entire agreement between the parties with respect to the purchase and sale of the Shares and supersede any prior understandings or agreements concerning the subject matter hereof, other than the Series A and B Agreement, the Series C Agreement, the Series D Agreement, the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, each of which, except as modified by the terms of this Agreement, shall remain in full force and effect.

         8.08. SEVERABILITY. The provisions of this Agreement the Series A and B Agreement, the Series C Agreement, the Series D Agreement and the terms of the Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Series A and B Agreement, the Series C Agreement, the Series D Agreement or the terms of the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Series A and B Agreement, the Series C Agreement, the Series D Agreement, or the terms of the Preferred Stock; but this Agreement, the Series A and B Agreement, the Series C Agreement, the Series D Agreement, and the terms of the Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         8.09. CONFIDENTIALITY. For a period of five (5) years from receipt thereof, the Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information (i) is known, or until such information becomes known through no fault of the Purchaser, to the public, (ii) was in the possession of the Purchaser prior to disclosure by the Company, (iii) is disclosed to Purchaser by a third party without violation of a confidentiality obligation, or (iv) is independently developed by the Purchaser by individuals having no access to such information of the Company; provided, however, that the Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Series E Preferred Shares or Conversion Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 8.09, (iii) to any affiliate or partner of the Purchaser on a "need to know basis" and (iv) as required by applicable law. If the Purchaser is required in any legal or administrative or other governmental proceeding to disclose any of the information, the Purchaser shall give the Company prompt notice of the pending requirement and use its reasonable efforts to provide the Company an opportunity to obtain protective provisions against further disclosure.

         8.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and as to all other matters shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts, without giving effect to choice of laws provisions.

         8.11. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.13. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.



                                  * * * * * * *

                  [Remainder of Page Intentionally Left Blank]

                      [Signature Pages Immediately Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Series E Preferred Stock Purchase Agreement to be executed as of the date first above written.

                           CHEMGENICS PHARMACEUTICALS INC.


                           By:_________________________________
                              President

                           AMERICAN HOME PRODUCTS CORPORATION
                           ACTING THROUGH ITS
                           WYETH-AYERST LABORATORIES DIVISION


                           By:_________________________________
                           Title:______________________________


                           TECHNOLOGY LEADERS L.P.


                           By:  Technology Leaders Management,
                                    Inc. (General Partner)

                           By:_________________________________
                           Title:


                           TECHNOLOGY LEADERS OFFSHORE C.V.


                           By:  Technology Leaders Management,
                                  Inc. (General Partner)


                           By:________________________________
                           Title:


                           BESSEMER VENTURE PARTNERS III L.P.


                           By:________________________________
                              General Partner

                           MORGAN HOLLAND FUND II L.P.

                           By: its general partner,
                           Morgan Holland Partners II L.P.


                           By:________________________________
                           Name: Edwin M. Kania, Jr.
                           Title: General Partner


                           GILDE INVESTMENT FUND B.V.


                           ___________________________________
                           Name: Edwin M. Kania Jr. general
                                 partner of Morgan Holland
                                 Partners II L.P.


                           COMDISCO, INC.


                           By:________________________________
                           Title:


                           PFIZER, INC.


                           By:________________________________
                           Title:_____________________________



                           J. ROBERT SCOTT, INC.


                           By:________________________________
                           Title:_____________________________

                           BRIMSTONE ISLAND CO., L.P.


                           By:*______________________________
                           Title:


                           *_________________________________
                            William T. Burgin


                           *_________________________________
                            Neill H. Brownstein


                           *_________________________________
                            Robert H. Buescher


                           *_________________________________
                            G. Felda Hardymon


                           *_________________________________
                            Christopher Gabrieli


                           *_________________________________
                            Michael I. Barach


                           *_________________________________
                            Daniel S. Martin


                           *_________________________________
                            Richard R. Davis


                           *_________________________________
                            Barbara M. Henegan

                           *_________________________________
                            Thomas F. Ruhm


                           *_________________________________
                            Ward W. Woods, Jr.


                           *_________________________________
                            Geoffrey L. Berger


                           *_________________________________
                            Robert D. Lindsay


                           *_________________________________
                            Michael S. Mathews


                           *_________________________________
                            Robert H. Buescher, signing
                            as Attorney-in-Fact for each
                            of the individuals beside whose
                            name an asterisk appears


                           __________________________________
                           Barry A. Berkowitz


                           __________________________________
                           Robert Morgan


                           __________________________________
                           Gary Takata


                  [NOTE: A, B, C AND D PURCHASERS, EVEN THOSE WHO ARE NOT PURCHASERS UNDER THIS AGREEMENT, SHOULD SIGN THIS AGREEMENT WITH RESPECT TO ARTICLES IV, V AND VI OF THIS AGREEMENT.]